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                                                                  EXHIBIT 10.3.1

  Information marked with "*****" has been omitted from the public filing and filed separately with the Commission pursuant to a request for confidential treatment filed by Easyriders, Inc.


                           CURTIS CIRCULATION COMPANY

                             DISTRIBUTION AGREEMENT

                              DATED APRIL 1, 1987


     Between Curtis Circulation Company, 433 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter called "Curtis") and Paisano Publications, Inc., 28210 Dorothy Drive, Agoura Hills, California 91301 (hereinafter called "Publisher").

     1. Curtis shall be the exclusive distributor in the United States and Canada of the English language publications published, under this agreement, by Publisher, its subsidiaries or affiliates at any time during the term of this agreement, (hereinafter called "Publications").

          In all other countries of the world where Publisher can give Curtis such rights, provided Publisher and Curtis mutually agree to all terms (e.g. brokerage, advance, settlement dates and cover price) and said specific terms of each country are documented and attached hereto, as they are agreed upon, Curtis shall also be exclusive distributors of the English language publications published by Publisher under this agreement in said countries.

          Curtis's distribution shall be exclusive under the terms of this agreement except that the publisher may solicit and fill orders to retailers (not serviced by wholesalers or Curtis), single copy orders, as well as sell copies to subscribers.

     2. The Publications to be distributed under this agreement, the issues thereof to be so distributed and the frequency of Publication are listed on Attachment A.

     3.   Publisher warrants and represents to Curtis the following:

          (a) Publisher is the owner of (i) each of the titles to the Publications covered by this distribution agreement, (ii) the logos and/or
(iii) trademarks to be used in connection with such Publications and there are no liens or encumbrances on those titles, logos and trademarks;

          (b) Publisher has the ability and authority to deliver to Curtis without liens or encumbrances, sufficient copies of each issue of the Publications covered by this



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agreement in salable condition to comply with the terms contained herein;

          (c) Publisher has the full right, power and authority to enter into this agreement and neither the execution or delivery of this agreement nor the consummation of the transactions contemplated by this agreement shall constitute or result in a breach of any agreement to which the Publisher is a party.

          (d) Upon completion and delivery of each issue of each Publication covered by this agreement, Publisher will own or control to the fullest extent permitted by applicable law all rights of whatsoever kind and character in and to: (i) the title of the Publication, (ii) its logo, (iii) trademark, (iv) copyright for each issue and (v) the material contained in each issue, without any mortgages, liens or encumbrances of any kind and without rights being in other persons not party hereto;

          (e) Upon completion and delivery of each issue of the publications covered by this agreement, nothing contained in each of such issues will be grounds for an action either to prevent distribution thereof or for damages by reason of the fact that the material contained therein is libelous, slanderous, obscene, invades any right of privacy, a violation of any copyright or other personal or property rights or for any other reason whatsoever; and

          (f) Publisher will regularly issue each issue of the Publications covered by this agreement during the term of this agreement and any renewal thereof and will cause its printer(s) to send to Curtis written notice confirming that all copies of the respective issues of each Publication have been printed and shipped to Curtis's wholesalers and/or retailers ("customers") in accordance with the galleys prepared by Curtis pursuant to paragraph 7 (hereinafter such notice shall be referred to as "Notice of Completion of Shipment").

     4. If Publisher desires to change the frequency of publishing issues of any Publications, it shall first obtain the consent of Curtis at lest 60 days before the proposed shipping date of any affected issue. Publisher will supply to Curtis a schedule of shipping and on-sale for each issue of the Publication at least 6 (six) months in advance of the on-sale date and at such times thereafter as requested.

     5. The colophon of the Curtis Circulation Company shall be printed on the cover of each magazine distributed by Curtis hereunder. The publication's code number assigned by Curtis shall also appear on each cover. The print order for distribution hereunder will be mutually agreed upon by



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Curtis and Publisher. Publisher hereby authorizes Curtis to adjust claims made by any of Curtis's customers for delivery shortages or damages to copies of the issues of the Publications upon proper claims being received by Curtis.

     6. Publisher shall be responsible for shipping and traffic costs (including, without limitation, import and other duties) incurred to ship copies of the Publications to all customers of Curtis located throughout the world.

     7. Individual shipments to Curtis's customers shall be specified on a galley which, with the Publisher's cooperation, Curtis shall supply to the Publisher sufficiently in advance so that shipments can be prepared and shipped to arrive at customers' locations approximately 10 (ten) days prior to the Publications' on-sale dates. Any cost incurred for reshipping copies at Publisher's request while a Publication is on sale will be borne by Publisher. All copies of Publication shall be fully returnable. Publisher will accept whole copies, front covers, headings, Curtis's certification or customers' affidavit statements as the basis for the adjustment of unsold copies covered by such acceptance. Should Publisher require whole copy returns, notice of the quantities and full return address must be supplied to Curtis at least 15 (fifteen) days prior to off-sale date. Curtis will use its best efforts to comply with Publisher's request for whole copy returns, for which Publisher shall pay Curtis the actual charge made by its customers, and pay all freight, shipping and other charges incurred by Curtis for Curtis's agents in connection therewith. Publisher shall bear the risk of loss for all copies of Publications until the time they are received by Curtis's customers and during any time they are being returned or reshipped at Publisher's instructions. Publisher shall keep all returned whole copies from entering the stream of commerce for at least 180 days after off-sale date, except to fill subscriptions and mail order requests, or such other sale as is mutually agreed upon.

     8. Publisher authorizes Curtis to offer on Publisher's behalf, a Retail Display Allowance ("RDA") to any retailer which engages in the sale of Publications and agrees to be bound by the terms of Publisher's RDA program. Publisher further warrants that it will give notice at least once a year to retailers of the availability of this allowance. Publisher hereby authorizes Curtis to charge against the account of Publisher, Curtis's expense for administering this plan and also the Retail Display Allowance listed in Attachment C of the cover price of each copy sold of Publications to the extent that such Retail Display Allowance shall become payable by Curtis.

     9. Publisher shall pay Curtis for its distribution service ***** of cover price in the United States and Canada of



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each copy of each issue of any Publication sold through primary wholesalers
(the "distribution fee"). Curtis's distribution fee for sale through Curtis's Specialty Sales Operation (sales to retail accounts and secondary wholesalers) will be the difference between the amount per copy remitted to Publisher for sales to primary wholesalers and the price per copy charged accounts serviced by the Specialty Sales Operation, as provided on Attachment A. Curtis's distribution fee on sold copies in countries other than the United States and Canada will be mutually agreed to on a country by country basis.

     10. For all copies distributed in certain wholesaler areas as listed on Attachment "B" and other such areas as may be so classified from time to time by Curtis, or to wholesalers which Publisher presently pays subsidies or grants discounts of any kind, Curtis may bill Publisher and Publisher will pay to Curtis the greater of (a) such additional amounts per copy as shown on the attachment hereto or (b) the amount(s) presently paid by Publisher. Curtis will attempt to limit areas and amounts to those specified in Attachment "B".

          Payment to Publisher for copies of Publications sold other than in the United States will be paid by Curtis to Publisher in United States funds at the exchange rates Curtis is charged by its banks. Distribution fees will be the agreed upon percentage of cover price per country and paid at the same exchange rate.

     11. Curtis shall advance to Publisher the following amounts at the following times with respect to each issue of each Publication distributed hereunder:

          (a) FIRST ADVANCE: ***** of gross billing plus transportation paid 10 days after receipt of completion of shipment notice for all publications other than the calendar, the advance on which will be 30% of gross billings plus transportation.

          (b) SECOND ADVANCE: ***** of Curtis's ENS less any previous advance(s) and Curtis's distribution fee paid 30 days after on-sale date.

          (c) THIRD ADVANCE: ***** of Curtis's ENS less any previous advance(s) and Curtis's distribution fee paid 60 days after off-sale date.

          (d) Payment for all copies sold in countries other than the United States and Canada, will be mutually agreed to on a country by country basis.

     12. (a) Final Settlement for each issue of each Publication distributed hereunder shall be made 120 days after off-sale date except for copies sold in countries


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other than the United States and Canada, for these sales the final settlement date will be mutually agreed to. Publisher agrees to accept returns thereafter until 360 days after the off-sale date and hereby authorizes Curtis to charge such returns against any other open or subsequent issues of Publications.

          (b) The balance due to Publisher, or overadvances due to Curtis, as the case may be, as of Final Settlement, shall be determined by multiplying the price per copy charged by Curtis to its customers by the number of copies sold and not returned and subtracting therefrom to the extent same have not been previously paid, (i) the fees of Curtis for distribution, (ii) all other costs, expenses and charges for which Publisher is responsible under the terms of this agreement, and (iii) all other costs, expenses, and charges incurred by Curtis on behalf of Publisher.

          (c) Publisher's suggested price per copy to Curtis's customers will be the cover price less those discounts as described on Attachment A and B and other attachments (or as otherwise provided by Paragraph 10 hereof). Any exceptions shall be mutually agreed upon.

          (d) (i) The fees of Curtis for distribution, (ii) all other costs, expenses and charges for which Publisher is responsible under the terms of this agreement (e.g. reship allowances, special discounts and return handling allowances, RDA Administration, RDA audits, shortages) and (iii) all other costs, expenses and charges incurred by Curtis on behalf of Publisher, (e.g. RDA payments) may be deducted from any advances or payments due Publisher on any issue of any Publication distributed hereunder.

          (e) The Final Settlement for each issue of each Publication shall be shown by a written statement prepared by Curtis, setting forth the totals of all items debited and credited and the resultant balance and Publisher agrees to accept such statement as an account stated and the items therein enumerated as true and correct, except as to any specific item or items to which Publisher may object in writing within 60 (sixty) days from the date of the mailing of such statements.

     13. In the event a customer of Curtis shall take advantage of any federal or state insolvency statute or shall cease its business operation with the effect that such customer shall not return its unsold copies of the Publication(s), Curtis shall use the average net sale percentage of the Publication(s) as reported by such retailer, distributor or customer for the 12 (twelve) months (or lesser period if applicable) prior to those months for which such retailer, wholesaler or customer shall not have submitted unsold copies of the Publication(s). This average


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shall be used in determining and computing the net sales of the Publication(s)
shipped to such retailer, wholesaler or customer for said months.

     14. If for any reason publisher is in an overadvanced position at any time on any title, based on actual returns, Curtis will notify publisher in writing, publisher will then have two options: (i) To pay Curtis amounts overadvanced within 10 days. (ii) To pay six equal monthly payments on the existing overadvance plus 1% per month interest on the unpaid balance (not to exceed $150,000 in the aggregate). If publisher is in breach of the preceding provisions, Curtis may at its option, deduct any amount from any advances or settlements on any titles distributed by Curtis for publisher, up to the amount of the overadvance. Any overadvance must be paid prior to the termination date of the agreement.

          If any error in payment is made at any time to you by Curtis or by you to Curtis and that results ultimately in any overpayment, you and Curtis mutually agree to verify and adjust such overpayment within 30 days of receipt of written notice of such overpayment setting forth the calculation, regardless if this agreement has been terminated.

     15. Publisher hereby authorizes Curtis to administer all Publisher requests for the Audit Bureau of Circulation reports. No charge will be made for the State Circulation analyses for the Publication(s) or Audit Bureau of Circulation county reports.

     16. At no cost to Publisher, Curtis shall give such space as it deems reasonable in its house magazine and/or bulletins for the promotion of the Publications. However, the cost of all special promotions, authorized by Publisher shall be borne by Publisher. Publisher agrees that in all trade press advertising pertaining to single copy circulation, it will include a phrase substantially as follows: "Exclusively distributed by Curtis Circulation Company, Hackensack, New Jersey".

     17. Publisher shall indemnify and hold harmless Curtis, its parent, subsidiary or affiliated corporations, their officers, agents, representatives or any of its customers, wholesalers, and their respective retailers against any loss, damages, fines, judgments, expenditures or claims including counsel fees, legal expenses and other costs, actually incurred by them or any of them in connection with the distribution of any Publications, or any issue thereof, or any promotional material provided by Publisher, or in defending or settling any claim, civil action or criminal prosecution against them or any of them arising out of the use of the title of said Publication or the contents and printed matter.

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including advertisements, pictures or photographs contained in the covers or any page of said Publication, or in any supplementary or other proceeding or action. Should any such event occur or reasonably be anticipated, Curtis may retain a reasonable reserve from any monies payable to Publisher hereunder as security for this indemnity provision. Publisher will name Curtis as an additional named insured under any publisher's liability insurance carried by Publisher and will deliver a certificate of such insurance to Curtis.

      18. (a) Curtis shall not take title to any of the copies of any of the issues of any of the Publications covered by this agreement and, for all purposes covered by this agreement, the parties mutually understand and agree that Curtis is acting as an agent for the sale of such copies of such issues of such Publications on behalf of Publisher as its principal, except as specified at subparagraph (b) of this paragraph.

            (b) All monies paid by, or due and owing from Curtis's customers for copies of Publications not returned to Curtis, are and shall at all times belong to and remain the absolute property of Curtis, it being distinctly understood and agreed by the parties that the obligation of Curtis to make any remittances to Publisher under the terms of this agreement is that of the obligation of a debtor to a creditor only. Curtis alone shall bill its customers for such monies and Curtis alone shall have the right to demand payment or institute legal proceedings for collection thereof.

            (c) Notwithstanding anything to the contrary contained in this agreement (except as provided for in paragraph 14) Curtis shall have the right to withhold all or any portion of any advance payments in order to protect itself from a potentially overpaid position, providing it has reasonable grounds to anticipate that such overpaid position may ultimately exist.

      19. The term of this agreement shall be 2 (two) years from the latest off-sale date of the title(s) listed on Attachment A. This agreement shall be renewable for additional 3 (three) year terms automatically, unless advance written notice is given by either party to the other at least 90 (ninety) days prior to the commencement of the following renewable term.

            Curtis shall be under no obligation to distribute the Publications in any jurisdiction where any claims, litigations, prosecutions, or proceedings are pending or threatened against the Publications or any seller thereof, or refusal of any customer, direct or indirect, to offer the Publications for sale.


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     20.  Publisher and Curtis have mutally agreed upon an assignment form attached hereto.

     21. Curtis shall have the unqualified right to refuse to distribute any titles published by Publisher not listed in Attachment A.

     22. For purposes of this agreement, the "On-Sale" date shall mean the date a Publication is placed on sale to the public and the "Off-Sale" date shall mean the date that Publisher and Curtis agree that a Publication should be removed from such sale.

     23. Notwithstanding anything contained in this agreement, Curtis shall not be obligated to make any payments hereunder on copies of each issue of the Publication that are not printed and shipped by Publisher's printer(s) to Curtis's customers in accordance with the galleys prepared by Curtis pursuant to Paragraph 7 on the approximate date provided in the Notice of Completion of Shipment sent to Curtis by Publisher's printer(s).

     24. This agreement sets forth the understanding of the parties with respect to the distribution of Publications and may not be amended except in writing signed by the parties and shall be binding upon the parties, their respective successors and assignees; and, in particular, this agreement shall be binding for its terms upon any transferees, successors or assigns of Publisher who shall publish any of the Publications, it being the intent of the parties that this agreement run with and apply to all Publications. This agreement is to be signed in two counterparts, both of which shall be deemed to be originals.


(PUBLISHER)                             CURTIS CIRCULATION COMPANY

BY:  /s/  JOSEPH TERESI                 BY:  [SIG]
   ---------------------------             -------------------------------

TITLE: Pres.                            TITLE: EXEC. VP
      ------------------------                ----------------------------

DATE:  4/3/87                           DATE:  4/8/87
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